As filed with the Securities and Exchange Commission on January 29, 2009.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AGILENT TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0518772
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5301 Stevens Creek Blvd.

Santa Clara, CA 95051

(Address, including zip code, of Registrant’s principal executive offices)

AGILENT TECHNOLOGIES, INC. 1999 NON-EMPLOYEE DIRECTOR STOCK PLAN

(Full title of the Plans)

William P. Sullivan

Director, President and Chief Executive Officer

Agilent Technologies, Inc.

5301 Stevens Creek Blvd.

Santa Clara, CA 95051

(408) 553-7777

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

D. Craig Nordlund, Esq.

Marie Oh Huber, Esq.

Agilent Technologies, Inc.

5301 Stevens Creek Blvd.

Santa Clara, CA 95051

(408) 553-7777

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $0.01 par value
Non-Employee Director Stock Plan	96,000	(2)	$ 18.70	(3)	$ 1,795,200.00	$ 70.55
(1)

Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended which provides that the fee shall be $39.30 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be offered.

(2)

In accordance with Rule 416(a), Agilent is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the filing fee on the basis of $18.70 per share, which represents the average of the high and low prices of Agilent’s common stock reported on the New York Stock Exchange on January 27, 2009.

Explanatory Note — Registration of Additional Securities

This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 96,000 additional shares of Registrant’s Common Stock that may be issued pursuant to Agilent’s 1999 Non-Employee Director Stock Plan, as amended (the “Plan”).  Accordingly, the contents of Agilent’s Form S-8 Registration Statement No. 333-35016 filed by Agilent with the Securities and Exchange Commission on April 18, 2000 is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement:

(a)                  Agilent’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008, filed with the Commission on December 19, 2008, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)                 The description of Agilent’s Common Stock contained in Agilent’s Registration Statement on Form 8-A filed with the Commission on May 17, 2000, including any amendment or report filed for the purpose of updating such description.

All documents filed by Agilent subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (but this shall not include any document that is merely furnished to the Commission). Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.         Interests of Named Experts and Counsel.

As of January 29, 2009, D. Craig Nordlund, who is issuing the opinion regarding the legality of Agilent’s Common Stock offered hereby, is Senior Vice President, General Counsel and Secretary of Agilent. Mr. Nordlund owns Common Stock and performance units of Agilent and holds employee stock options to purchase Common Stock of Agilent.

Item 8.         Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Agilent Technologies, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, United States on this 29th day of January, 2009.

AGILENT TECHNOLOGIES, INC.
By:	/s/ William P. Sullivan
William P. Sullivan
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Craig Nordlund and Marie Oh Huber, jointly and severally his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.  The following persons executed this power of attorney in the capacities and on the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William P. Sullivan	Director, President and Chief Executive Officer (Principal Executive Officer)	January 29, 2009
William P. Sullivan

/s/ Adrian T. Dillon	Executive Vice President, Finance and Administration, Chief Financial Officer (Principal Financial Officer)	January 29, 2009
Adrian T. Dillon

/S/ DIDIER HIRSCH	Vice President, Corporate Controllership and Tax (Principal Accounting Officer)	January 29, 2009
Didier Hirsch

/S/ JAMES G. CULLEN	Chairman of the Board of Directors	January 29, 2009
James G. Cullen

/S/ PAUL N. CLARK	Director	January 29, 2009
Paul N. Clark

/S/ ROBERT J. HERBOLD	Director	January 29, 2009
Robert J. Herbold

/S/ ROBERT L. JOSS	Director	January 29, 2009
Robert L. Joss

/S/ KOH BOON HWEE	Director	January 29, 2009
Koh Boon Hwee

/S/ HEIDI KUNZ	Director	January 29, 2009
Heidi Kunz

/S/ DAVID M. LAWRENCE	Director	January 29, 2009
David M. Lawrence, M.D.

/S/ A. BARRY RAND	Director	January 29, 2009
A. Barry Rand

Index to Exhibits

Exhibit Number		Description
5.1		Opinion of D. Craig Nordlund, Senior Vice President, General Counsel and Secretary, as to legality of securities being registered
10.1	(1)	Agilent Technologies, Inc. 1999 Non-Employee Director Stock Plan (Amended and Restated, Effective November 14, 2007)
23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2		Consent of D. Craig Nordlund, Senior Vice President, General Counsel and Secretary (contained in Exhibit 5.1)
24.1		Power of Attorney (contained in the signature page of the Registration Statement)

(1)                                  Incorporated by reference to Exhibit 10.23 to Agilent’s Annual Report on Form 10-K filed with the Securities Exchange Commission on December 21, 2007.